UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2009

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kansas City Southern ("KCS") is filing under Item 8.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the KCS press release dated June 1, 2009, announcing the outcome of the Mancera Ernst & Young, S.C. litigation matter of its wholly-owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit 99.1. Press release issued by KCS, dated June 1, 2009, entitled "KCS Announces Mancera Litigation Result."

NOTE: This Form 8-K contains forward looking statements and information that are based upon beliefs of, and information currently available to, KCS's management as well as estimates and assumptions made by KCS's management. Forward-looking statements are only our current expectations and are based on our management's beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those express or implied in the forward-looking statements as a result of various factors, including, but not limited to, those identified under the section entitled "Risk Factors" in KCS's Annual Report on Form 10-K for the year ended December 31, 2008. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

June 1, 2009	By:	/s/ Michael W. Upchurch

Name: Michael W. Upchurch
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by KCS, dated June 1, 2009, entitled "KCS Announces Mancera Litigation Result."